AMENDMENT NO. 1 TO LOAN AGREEMENT

  This Amendment No. 1 to Loan Agreement is entered into as of this 12th day of June 1998 by and between Biotech Manufacturing Ltd., with principal offices located at Rutland House, Pitt Street, St. Helier, Jersey JE4 8ZB, Channel Islands ("BML") and CV Therapeutics, Inc., with principal offices located at 3172 Porter Drive, Palo Alto, CA 94304 ("CVT").

  WHEREAS, BML and CVT are parties to a certain Loan Agreement, dated as of March 7, 1997 (the "Loan Agreement") under which BML has agreed to make funds available to CVT in the form of a loan or loans of up to $12,000,000 under certain conditions;

  WHEREAS, under the Loan Agreement, a portion of the loan amount is not available to CVT until receipt by CVT of the Phase II Performance Assessment Study milestone payment from Biogen, Inc. ("Biogen") pursuant to a certain Research Collaboration and License Agreement between Biogen and CVT, dated as of March 7, 1997, (the "U.S. Research Agreement");

  WHEREAS, the parties desire to amend the Loan Agreement to change the trigger for availability of a certain portion of the loan;

  NOW, THEREFORE, in consideration of the premises and mutual covenants contained in this Amendment, the parties hereby agree as follows:

  1.  Definitions.

    The capitalized terms used in this Amendment shall have the meanings assigned to such terms in the Loan Agreement or in the U.S. Research Agreement, as the case may be.

  2.  Amended Provisions.

    BML and CVT agree that the Loan Agreement shall be amended in the manner set forth below:

  (a) The third and fourth sentences of Section 2.1(a) of the Loan Agreement are amended to be, and read, in their entirety as follows:

      "Unless the BML AGREEMENT has been terminated for any reason, CVT may, in such amounts and at such times as CVT, in its sole discretion, may determine, draw down the remaining balance of the Loan (the "Loan Remainder") as follows: (i) FOUR MILLION FIVE HUNDRED THOUSAND DOLLARS ($4,500,000) of the Loan Remainder (the "Second Installment") will become available for draw down commencing on the date of delivery to Biogen of the final study report for the clinical study known as CVT2123 (the "Final Study Report Date") and may drawn down over a period of twenty-four months following the Final Study Report Date, and (ii) the remaining FOUR MILLION FIVE HUNDRED THOUSAND DOLLARS ($4,500,000) of the Loan Remainder (the "Third Installment") will become available for draw down upon receipt by CVT of the Phase II Performance Assessment Study milestone payment (the "Milestone Payment") pursuant to the BIOGEN AGREEMENT and may be drawn down over a period of twenty-four months following the date of the Milestone Payment, provided, however, that the total draw down amount from the Loan Remainder shall not exceed FOUR MILLION FIVE HUNDRED THOUSAND DOLLARS ($4,500,000) in any Calendar Year, as defined below. For purposes of this Section, a "Calendar Year" commences on the date of the earlier to occur of the Final Study Report Date or the date of the Milestone Payment (the "Commencement Date") or an anniversary of the Commencement Date and terminates twelve months later."

  (b) The last sentence of Section 2.1 (a) of the Loan Agreement is amended to be, and read, in its entirety as follows:

      "Subject to the additional limitations on draw down specific to the Second Installment and the Third Installment, respectively, as set forth above, BML's obligation to advance any funds under the Loan Remainder shall terminate upon the earlier to occur of (i) twenty-four months following the later to occur of the Final Study Report Date or the date of the Milestone Payment (the "Last Draw-down Date") or (ii) termination or expiration of this Agreement."

  (c) Section 5.1 of the Loan Agreement is amended to be, and read, in its entirety as follows:

      "Except as otherwise provided herein, this Agreement shall terminate on the earlier to occur of (i) termination or expiration of the BML AGREEMENT or (ii) the Last Draw-down Date."

  (d) Section 6 of the Loan Agreement is amended by adding Section 6.7 as follows:

      "6.7 Publicity. Neither party may disclose the terms of the Loan Agreement or the terms of any advance of funds under the Loan Agreement except to the extent required by law. Once any written statement is approved for disclosure by both parties, either party may make subsequent public disclosure of the contents of such statement without further approval of the other party."

  3.  Ratification.

    Except as otherwise expressly set forth in this Amendment, all of the terms and conditions of the Loan Agreement shall remain in full force and effect.

  IN WITNESS WHEREOF, the parties have executed this Amendment on the date first above written.

BIOTECH MANUFACTURING LTD.             CV THERAPEUTICS


By: /s/ Timothy M. Kish                By: /s/ Louis G. Lange
Timothy M. Kish                        Louis Lange, M.D., Ph.D.
Director                               Chief Executive Officer